Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 8, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company” or “CGSI”), entered into an Agreement and Plan of Merger (the “20/20 Merger Agreement”) by and among the Company, 20/20 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“20/20 Mergeco”), and 20/20 Technologies, Inc., a Delaware corporation (“20/20”). Also party to the Agreement for the specific purposes called for therein was 20/20 Representative, Inc. (“20/20 Representative”). The transactions contemplated pursuant to the 20/20 Merger Agreement (the “20/20 Acquisition”) were consummated on September 8, 2006 (the “Closing Date”).

Pursuant to the terms of the 20/20 Merger Agreement, the Company agreed to acquire all of the capital stock of 20/20 in exchange for certain cash, stock consideration and the assumption of certain indebtedness. The Company and 20/20 effected the transaction through a reverse triangular merger whereby 20/20 Mergeco was merged with 20/20, and 20/20 was the surviving corporation (the “Merger”).

The aggregate consideration paid to 20/20 in connection with the Merger was $8,727,050, comprised of debt refinanced in the amount of $3,559,416 and stock valued at $5,167,634 and comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001 (“Common Stock”) and 2,516.10 shares of the Company's Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). The value of the Transaction Shares was based on the average closing price of the Company's Common Stock for the ten trading days immediately preceding the Closing Date and was equal to $0.68 per share. The Series B Preferred Stock, by its terms will automatically convert into an additional 3,700,147 shares of common stock upon the filing of articles of amendment to the Company's articles of incorporation authorizing the issuance of not less than 50,000,000 shares of common stock, and it enjoys a liquidation preference prior to conversion equal to $0.68 per share, subject to adjustment based upon a true up of the outstanding assets and liabilities of 20/20 as of the Closing Date. The aggregate consideration to be paid is subject to a net asset adjustment with respect to 20/20 which was originally anticipated to be completed by October 8, 2006 (and which was completed as of February 28, 2007). This adjustment is based upon a true up of the outstanding indebtedness of 20/20 as of the Closing Date and the outstanding cash and receivables as of the Closing Date (with an adjustment in the share issuance up or down to the extent the net indebtedness of 20/20 was greater or less than the amounts specified above). A portion of the Transaction Shares have been held back as security in connection with certain indemnification obligations of 20/20 and its stockholders. As a result of the ultimate adjustment, the number of shares of CGSI Series B Preferred Stock was reduced to 2,516.10 shares, representing 3,700,147 shares of CGSI Common Stock on an as converted to Common Stock basis.

The following unaudited pro forma combined financial statements are presented to illustrate the estimated effects of Company’s acquisition of 20/20 on September 8, 2006 (the “Transaction”) on the Company’s historical financial position and its results of operations. The Company has derived its historical financial data for the year ended December 31, 2005 from its audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005. The Company has derived its historical financial data as of and for the six months ended June 30, 2006 from its unaudited financial statements included in the Form 10-QSB for the quarter ended June 30, 2006. The Company has derived 20/20’s historical financial data for the year ended December 31, 2005 from the audited statement of operations included in this Form 8-K/A.  The Company has compiled 20/20’s historical six month period ended June 30, 2006 statement of operations from the Company’s books and records.

The unaudited pro forma combined statements of operations for the year ended December 31, 2005 and for the six months ended June 30, 2006 assume that the Transaction took place on January 1, 2005. The unaudited pro forma combined balance sheet as of June 30, 2006 assumes that the Transaction took place on that date.

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the Company’s financial position or results of operations would have been had the Transaction occurred as of the dates indicated, nor is it indicative of its future financial position or results of operations for any period. In addition, the Company and 20/20 may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances and which are expected to have a continuing effect on the combined results. A final determination of fair values relating to the 20/20 acquisition may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of 20/20 that exist as of the date of the completion of the Transaction. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial statements data.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes contained in the annual, quarterly and other reports filed by the Company with the SEC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
OF CAPITAL GROWTH SYSTEMS, INC. (CGSI) & 20/20 TECHNOLOGIES, INC. (20/20)
For the year ended December 31, 2005

	Historical		Pro Forma
	CGSI	20/20	Adjustments		Combined
Revenues:

Total revenues	$15,656,226	1,914,231	—		17,570,457

Total cost of revenues	8,520,909	—	—		8,520,909

Gross margin	7,135,317	1,914,231	—		9,049,548

Operating Expenses:
Compensation	5,446,071	2,707,808	—		8,153,879
Travel and entertainment	248,279	497,923	—		746,202
Occupancy	490,099	348,138	—		838,237
Professional fees	639,965	867,621	—		1,507,586
Insurance	319,533	—	—		319,533
Depreciation and amortization	852,000	140,369	500,000	(7)	1,492,369
Other operating expenses	1,023,619	333,721	—		1,357,340
Merger & acquisition costs	—	2,295,956	—		2,295,956

Total operating expenses	9,019,566	7,191,536	500,000	(7)	16,711,102

Loss from Operations	(1,884,249)	(5,277,305)	(500,000)		(7,661,554)

Interest expense, net	347,191	776,512	459,000	(1)	1,582,703

Net loss before income taxes	$(2,231,440)	$(6,053,817)	$(959,000)		$(9,244,257)
Income taxes	61,448	—	—		61,448
Net loss	$(2,292,888)	$(6,053,817)	$(959,000)		$(9,305,705)

Loss per share	$(.13)				$(.45)

Weighted average shares outstanding:	16,984,606		3,899,315	(3)	20,883,921

See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
OF CAPITAL GROWTH SYSTEM, INC. (CGSI) & 20/20 TECHNOLOGIES, INC. (20/20)
June 30, 2006

	Historical		Pro Forma
	CGSI	20/20	Adjustments		Combined
ASSETS
Current assets:
Cash	$5,221	$15,429	$—		$20,650
Accounts receivable, net	1,757,809	236,965	—		1,994,774
Inventories, net	1,481,639	—	—		1,481,639
Prepaid expenses	138,780	20,159	—		158,939
Other current assets	14,583	—	—		14,583

Total current assets	3,398,032	272,553	—		3,670,585

Fixed Assets, net accumulated depreciation	906,028	17,817	—		923,845
Software license fees	18,911	—	—		18,911
Intangible assets, net	2,529,111	—	5,185,400	(2)	7,714,511
Goodwill	3,965,543	—	7,576,151	(2)	11,541,694
Other assets	37,188	—	—		37,188

	$10,854,813	$290,370	$12,761,551		$23,906,734

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of debt	$3,674,690	$4,669,398	$1,257,991		$9,602,079
			(1,257,991	)(5)
Accounts payable	1,693,920	1,533,085	250,000	(6)	2,219,014
Accrued expenses	1,498,931	791,711	—		2,290,642
Deferred revenues	1,683,843	436,605	—		2,120,448
Advance billings	810,510	—	—		810,510
Other current liabilities	165,612	53,126	—		218,738

Total current liabilities	9,527,506	7,483,925	250,000		17,261,431

Debt, net of current maturities	713,519	150,362	—		863,881

Total liabilities	10,241,025	7,634,287	250,000		18,125,312

Shareholders’ equity:
Preferred Stock	—	66	(66	)(4)	—
			390	(3)
Common stock	1,711	230	(230	)(4)	2,101
			5,167,244	(3)
Additional paid-in capital	13,009,362	7,144,331	(7,144,331	)(4)	18,176,606
Accumulated deficit	(12,397,285)	(14,460,099)	14,460,099	(4)	(12,397,285)
Accumulated other comprehensive loss	—	(28,445)	28,445	(4)	—

Total shareholders’ equity (deficit)	613,788	(7,343,917)	12,511,551		5,781,422

Total liabilities and shareholders’ equity	$10,854,813	$290,370	$12,761,551		$23,906,734
 v
See notes to unaudited pro forma combined consolidated financial statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
OF CAPITAL GROWTH SYSTEMS, INC. (CGSI) & 20/20 TECHNOLOGIES, INC. (20/20)
For the six months ended June 30, 2006

	Historical		Pro Forma
	CGSI	20/20	Adjustments		Combined
Revenues:

Total revenues	$7,516,461	1,036,788	—		8,553,249

Total cost of revenues	3,838,590	—	—		3,838,590

Gross margin	3,677,871	1,036,788	—		4,714,659

Operating Expenses:
Compensation	2,902,805	927,996	—		3,830,801
Travel and entertainment	112,277	187,983	—		300,260
Occupancy	272,259	172,025	—		444,284
Professional fees	542,305	192,650	—		734,955
Insurance	159,853	—	—		159.853
Depreciation and amortization	408,164	12,011	250,000	(7)	670,175
Other operating expenses	453,516	100,966	—		554,482
Merger & acquisition costs	—	3,730	—		3,730

Total operating expenses	4,851,179	1,597,361	250,000		6,698,540

Loss from Operations	(1,173,308)	(560,573)	(250,000)		(1,983,881)

Interest expense, net	209,511	317,379	229,115	(1)	756,005

Net loss before income taxes	$(1,382,819)	$(877,952)	$(479,115)		$(2,739,886)
Income taxes	30,151	—	—		30,151
Net loss	$(1,412,970)	$(877,952)	$(479,115)		$(2,770,037)

Loss per share	$(.08)				$(.13)

Weighted average shares outstanding:	17,066,303		3,899,315	(3)	20,965,618

See notes to unaudited pro forma combined consolidated financial statements

NOTES TO UNAUDITED PROFORMA COMBINED FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

On September 8, 2006, Capital Growth Systems, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “20/20 Merger Agreement”) by and among the Company, 20/20 Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“20/20 Mergeco”), and 20/20 Technologies, Inc., a Delaware corporation (“20/20”). Also party to the Agreement for the specific purposes called for therein was 20/20 Representative, Inc. (“20/20 Representative”). The transactions contemplated pursuant to the 20/20 Merger Agreement (the “20/20 Acquisition”) were consummated on September 8, 2006 (the “Closing Date”).

The aggregate consideration paid to 20/20 in connection with the Merger was $8,727,050, comprised of debt refinanced in the amount of $3,559,416 and stock valued at $5,167,634 and comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001 (“Common Stock”) and 2,516.10 shares of the Company's Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”). The Company’s Series B preferred stock, by its terms will automatically convert into an additional 3,700,147 shares of common stock upon the filing of articles of amendment to the Company’s articles of incorporation authorizing the issuance of not less than 50,000,000 shares of common stock, and enjoys a liquidation preference prior to conversion equal to$0.68 per share.

The unaudited pro forma combined balance sheet at June 30, 2006 is presented to give effect to the acquisition of 20/20 by the Company had it been consummated on that date. The unaudited pro forma combined statements of operations of the Company and 20/20 for the year ended December 31, 2005 and for the six months ended June 30, 2006 are presented as if the acquisition took place on January 1, 2005.

The Company has hired a third-party independent valuation firm to assist in determining the fair value of the assets acquired and liabilities assumed, including identifying the value of intangible assets that existed at the date of the acquisition of 20/20. Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to 20/20’s tangible and intangible assets and liabilities based on their estimated fair values as of June 30, 2006 for purposes of illustrating the unaudited pro forma combined balance sheet. The estimated consideration is allocated as follows:

Debt refinanced		3,559,416
Value of stock issued		5,167,634
Professional fees		250,000
Total purchase price		$8,977,050
Assets and liabilities acquired/assumed
Current assets	$272,553
Property and equipment, net	17,817
Current liabilities	(4,074,871)
Net liabilities assumed		(3,784,501)
Intangible assets		5,185,400
Goodwill		7,576,151
Total		$8,977,050

The excess of the total purchase price over preliminary fair values of all identifiable assets acquired, net of liabilities assumed, amounted to $12.7 million of which $7.6 million was allocated to goodwill and $5.2 million intangible assets pending the final valuation being performed by an independent third-party valuation firm. A final determination of fair values could differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible assets of 20/20 that exist as of the date of the completion of the 20/20 acquisition. The final valuation will change the allocations of purchase price, which will affect the fair value assigned to the assets and liabilities and will result in a change to the unaudited pro forma combined financial statements data. Among the factors that could affect the preliminary fair value estimates are changes in the amounts allocated to intangible assets, changes in the net realizable value of assets, and changes in accrued liability and accounts payable balances.

2. Pro Forma Adjustments

Certain reclassifications have been made to conform 20/20’s historical amounts to the Company’s financial statement presentation.

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on June 30, 2006 for the balance sheet purposes and as of January 1, 2005 for the statements of operations purposes and reflect the following pro forma adjustments:

(1)
This reflects the interest expense on the notes payable that was issued as part of the merger agreement in the amount of $644,000 and $322,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively, and by imputed interest on the accounts payable converted to debt in the amount of $101,000 and $50,000 for the twelve month and six month periods ended December 31, 2005 and June 30, 2006 respectively. These amounts were offset by interest expense associated with the 20/20 note payable that was paid off at closing totaling $286,000 and $143,000, for the twelve month. December 31, 2005 and June 30, 2006, respectively.

(2)
Of the total purchase price, $7.6 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets acquired. 20/20, whose assets include UK-based Magenta, Ltd., a global leader in circuit pricing and network optimization. The Magenta technology and proprietary knowledge base is one of a very limited set of databases in the world and, to the best of the Company’s knowledge, the only one with competitive global access information coupled with automation tools for calculating, configuring and quoting enterprise connectivity solutions. These capabilities were significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment, or more frequently if certain triggering events occur. In the event that management determines that the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made. The Company has preliminarily allocated $5.2 million to intangible assets related to a database, customer lists, and a trade name. The amount will be adjusted upon the completion of a valuation being performed by an independent third-party valuation firm.

(3)
Represents stock valued at $5,167,634 and comprised of 3,899,315 shares of the Company's common stock, par value of $0.0001 (“Common Stock”) and 2,651.53 shares of the Company's Series B preferred stock, par value $.0001 (the “Series B Preferred Stock”, and collectively with the shares of Common Stock, the “Transaction Shares”).

(4)	This represents the elimination of 20/20’s equity.

(5)	This represents the reclassification of 20/20 accounts payable that were converted into debt as of the acquisition.

(6)	This represents the accrual for professional fees incurred associated with the acquisition of 20/20.

(7)	Amount represents estimated amortization expense related to the acquired intangible assets.